Exhibit 10.2

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1, adopted as of November 2, 2023, is made to the Employment Agreement, dated as of September 4, 2020 (the “Agreement”), between Village Bank (the “Corporation”) and Max C. Morehead, Jr. (the “Executive”).

The parties wish to amend the Agreement in order to reflect increases in the Executive’s base salary and annual bonus opportunity.

The parties, intending to be legally bound, agree as follows:

1.	Subsection (a) of Section 4 of the Agreement is hereby amended as follows:

(a) Base Salary. The Corporation agrees to pay the Executive, as compensation for all services rendered by him to the Corporation during the period of his employment under this Agreement, base salary in an annual amount of no less than $230,000, which shall be payable in monthly, semi-monthly or bi-weekly installments in conformity with Corporation’s payroll practices for salaried employees. Such salary may be increased in the sole and absolute discretion of the Corporation’s Board of Directors or Compensation Committee thereof duly authorized by the Board to so act. The Board of Directors shall review the Executive’s base salary at least annually during his employment and may increase such salary as determined in its discretion.

2.	Subsection (b) of Section 4 of the Agreement is hereby amended as follows:

(b) Annual Bonus. The Executive shall be entitled to an annual performance bonus based on a target of 25% of his annual base salary, provided that the Executive meets the performance goals established by the Corporation’s Board of Directors or Compensation Committee in its discretion.

3.	In all other respects, the Agreement shall remain in full force and effect. This Amendment No. 1 may be executed in any number of counterparts.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Agreement effective as of the date first written above.

VILLAGE BANK		EXECUTIVE

By:	/s/ James E. Hendricks, Jr.	/s/ Max C. Morehead, Jr.
	James E. Hendricks, Jr.	Max C. Morehead, Jr.
President and Chief Executive Officer